UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Medtronic plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438 1700

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
0.250% Senior Notes due 2025	MDT/25	New York Stock Exchange
0.000% Senior Notes due 2025	MDT/25A	New York Stock Exchange
2.625% Senior Notes due 2025	MDT/25B	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
0.375% Senior Notes due 2028	MDT/28	New York Stock Exchange
3.000% Senior Notes due 2028	MDT/28A	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.000% Senior Notes due 2031	MDT/31A	New York Stock Exchange
3.125% Senior Notes due 2031	MDT/31B	New York Stock Exchange
0.750% Senior Notes due 2032	MDT/32	New York Stock Exchange
3.375% Senior Notes due 2034	MDT/34	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.500% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.375% Senior Notes due 2040	MDT/40A	New York Stock Exchange
1.750% Senior Notes due 2049	MDT/49	New York Stock Exchange
1.625% Senior Notes due 2050	MDT/50	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On June 3, 2024, Medtronic, Inc., an indirect wholly owned subsidiary of Medtronic public limited company (“Medtronic plc”), issued €850,000,000 aggregate principal amount of its 3.650% Senior Notes due 2029 (the “2029 Notes”), €850,000,000 aggregate principal amount of its 3.875% Senior Notes due 2036 (the “2036 Notes”), €600,000,000 aggregate principal amount of its 4.150% Senior Notes due 2043 (the “2043 Notes”), and €700,000,000 aggregate principal amount of its 4.150% Senior Notes due 2053 (the “2053 Notes” and together with the 2029 Notes, the 2036 Notes and the 2043 Notes, the “Notes”), in an underwritten offering (the “Offering”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) (File No. 333-270272) filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2023, and a preliminary prospectus supplement and prospectus supplement filed with the Commission related to the offering of the Notes. The Notes are fully and unconditionally guaranteed by Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) and Medtronic plc (the “Guarantees,” and together with the Notes, the “Securities”).

Medtronic, Inc. expects to receive net proceeds from the Offering of approximately €2.97 billion, after deducting the underwriting discount and estimated offering expenses payable by Medtronic, Inc. Medtronic, Inc. expects to use the net proceeds of the Offering for general corporate purposes, which may include repayment of outstanding commercial paper and other indebtedness.

Medtronic plc has applied to list each series of Notes on the New York Stock Exchange.

Indenture and Agency Agreement

The Notes were issued under an indenture dated as of December 10, 2014 (the “Base Indenture”), between Medtronic, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of January 26, 2015, between Medtronic plc and the Trustee, the Third Supplemental Indenture, dated as of January 26, 2015, between Medtronic Luxco and the Trustee, the Fourth Supplemental Indenture, dated as of February 22, 2023, between Medtronic, Inc. and the Trustee, and the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of June 3, 2024, among Medtronic, Inc., Medtronic plc, Medtronic Luxco, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (“Elavon”), and shall be subject to the Agency Agreement dated as of June 3, 2024 (the “Agency Agreement”) among Medtronic, Inc., U.S. Bank Trust Company, National Association, as transfer agent and registrar, and Elavon.

The 2029 Notes will mature on October 15, 2029, the 2036 Notes will mature on October 15, 2036, the 2043 Notes will mature on October 15, 2043 and the 2053 Notes will mature on October 15, 2053. The 2029 Notes will bear interest at a rate of 3.650% per annum. The 2036 Notes will bear interest at a rate of 3.875% per annum. The 2043 Notes will bear interest at a rate of 4.150% per annum. The 2053 Notes will bear interest at a rate of 4.150% per annum.

At any time prior to the applicable Par Call Date (as defined below) Medtronic, Inc. will have the right, at its option, to redeem any series of the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a specified make-whole redemption price, in either case plus accrued and unpaid interest to, but not including, the date of redemption. “Par Call Date” means September 15, 2029 (one month prior to the maturity date of the 2029 Notes), in the case of the 2029 Notes; July 15, 2036 (three months prior to the maturity date of the 2036 Notes), in the case of the 2036 Notes; April 15, 2043 (six months prior to the maturity date of the 2043 Notes), in the case of the 2043 Notes; and April 15, 2053 (six months prior to the maturity date of the 2053 Notes), in the case of the 2053 Notes.

In addition, on and after the applicable Par Call Date, Medtronic, Inc. will have the option to redeem any series of the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes will be general unsecured senior obligations of Medtronic, Inc. and will rank equally in right of payment with all of Medtronic, Inc.’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Medtronic, Inc. may incur. The Guarantees will rank equally in right of payment with all of Medtronic plc’s and Medtronic Luxco’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness from time to time outstanding that Medtronic plc or Medtronic Luxco may incur, and be structurally subordinated to all existing and any future obligations of each of Medtronic plc’s subsidiaries (other than Medtronic Luxco and Medtronic, Inc.).

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, Medtronic, Inc.’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Medtronic plc and its affiliates maintain ordinary banking relationships and credit facilities with the Trustee. In addition, the Trustee is the trustee for certain of Medtronic plc’s affiliates’ other debt securities, and from time to time provides services relating to Medtronic plc’s investment management, stock repurchase and foreign currency hedging programs.

The above description of the Base Indenture and the Fifth Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture. The executed Base Indenture was previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Medtronic, Inc. on December 10, 2014. The executed Fifth Supplemental Indenture is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated herein and into the Registration Statement by reference.

Item 7.01.	Regulation FD Disclosure.

The financial impact from the Offering and the expected use of proceeds was reflected in Medtronic plc’s fiscal year 2025 adjusted earnings per share guidance that Medtronic plc announced on May 23, 2024.

Item 8.01.	Other Events.

Underwriting Agreement

On May 29, 2024, Medtronic, Inc., Medtronic plc and Medtronic Luxco entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein, for which Citigroup Global Markets Limited, J.P. Morgan Securities plc, Merrill Lynch International and Mizuho International plc acted as representatives, to issue and sell the Notes to the underwriters.

Certain of the underwriters party to the Underwriting Agreement and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Medtronic plc and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Medtronic plc in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates have been or are lenders under one or more of Medtronic plc’s, Medtronic, Inc.’s and Medtronic Luxco’s credit facilities.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference into the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the Offering, Medtronic plc is filing as Exhibits 5.1, 5.2, 5.3 and 5.4 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 29, 2024, among Medtronic, Inc., Medtronic plc and Medtronic Global Holdings S.C.A., and Citigroup Global Markets Limited, J.P. Morgan Securities plc, Merrill Lynch International and Mizuho International plc, as representatives of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of June 3, 2024, among Medtronic, Inc., Medtronic plc and Medtronic Global Holdings S.C.A., Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent (including the forms of the 2029 Notes, the 2036 Notes, the 2043 Notes and the 2053 Notes).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Medtronic plc, Medtronic Global Holdings S.C.A. and Medtronic, Inc.

5.2	Opinion of A&L Goodbody, Irish counsel to Medtronic plc.

5.3	Opinion of CM Law, Luxembourg counsel to Medtronic Global Holdings S.C.A.

5.4	Opinion of Thomas L. Osteraas, Legal Director - Corporate and Securities of Medtronic, Inc.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of A&L Goodbody (included in Exhibit 5.2).

23.3	Consent of CM Law (included in Exhibit 5.3).

23.4	Consent of Thomas L. Osteraas, Legal Director - Corporate & Securities of Medtronic, Inc. (included in Exhibit 5.4).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: June 3, 2024		Karen L. Parkhill
Executive Vice President and Chief Financial Officer